Q1 2025 EARNINGS INVESTOR PRESENTATION April 22, 2025

2 21Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to First Busey Corporation’s (“Busey’s”) financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (2) changes in, and the interpretation and prioritization of, local, state, and federal laws, regulations, and governmental policies (including those concerning Busey's general business); (3) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the conflict in the Middle East); (4) unexpected results of acquisitions, including the acquisition of CrossFirst, which may include the failure to realize the anticipated benefits of the acquisitions and the possibility that the transaction and integration costs may be greater than anticipated; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by Busey's commercial borrowers; (6) new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board; (7) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (8) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (9) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (10) the loss of key executives or associates, talent shortages, and employee turnover; (11) unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes); (12) fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates; (13) credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey's loan portfolio and large loans to certain borrowers (including commercial real estate loans); (14) the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversify their exposure; (15) the level of non-performing assets on Busey’s balance sheets; (16) interruptions involving information technology and communications systems or third-party servicers; (17) breaches or failures of information security controls or cybersecurity- related incidents; (18) the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts; (19) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact Busey's cost of funds; (20) the ability to maintain an adequate level of allowance for credit losses on loans; (21) the effectiveness of Busey’s risk management framework; and (22) the ability of Busey to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, is included in Busey’s filings with the Securities and Exchange Commission. Forward-Looking Statements Forward-Looking Statements

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 3

Table of Contents

Overview of First Busey Corporation (BUSE)	4
1Q25 Review	5
Investment Highlights	6
Diversified Company with Comprehensive & Innovative Financial Solutions	7
Closed Acquisition of CrossFirst Bankshares	8
Combined Markets Ripe for Growth	9
Compelling Regional Operating Model	10
Earnings Performance	11
Fortress Balance Sheet	12
High Quality, Diversified Loan Portfolio	13
High Quality Loan Portfolio: CRE	14
High Quality Loan Portfolio: C&I	15
Credit Profile Bolstered by Strong Reserves	16
Pristine Credit Quality	17
Top Tier Core Deposit Franchise	18
Deposit Cost Trends	19
Net Interest Margin	20
Diversified and Significant Sources of Fee Income	21
Wealth Management	22
FirsTech	23
Balanced, Low-Risk, Short-Duration Investment Portfolio	24
1Q25 Balance Sheet Repositioning	25
Actively Managing Well-Positioned Balance Sheet	26
Focused Control on Expenses	27
Robust Capital Foundation	28

Appendix:	*29*
Experienced Management Team	*30*
Fully Integrated Wealth Platform	*31*
FirsTech, A Uniquely Positioned Payment Technology Company	*32*
Purchase Accounting Projections	*34*
Non-GAAP Financial Information	*35*

4 41Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) 157+ year old financial institution Corporate headquarters in Leawood, KS Payment Technology Solutions $19.5 Billion Total Assets $13.7 Billion Wealth Assets Under Care 14.9% Total Capital Ratio $1.8 Billion Market Cap Premier Commercial Banking Franchise Full-service Trust Company 1 Banking operations at 3/31/25 also include CrossFirst Bank, which is anticipated to merge into Busey Bank on 6/20/25 1

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 5

1Q25 Review

1Q25 Key Initiatives

- Closed **TBV-accretive** acquisition of CrossFirst Bankshares on 3/1/25, growing BUSE's assets from $12.0 billion to $19.5 billion
    - 186 days from announce-to-close, a short timeframe relative to other deals of similar size
- Shifted the mix of the securities portfolio to achieve balanced risk exposure and income streams
    - Sold approximately 50% of CrossFirst's investment portfolio ($371 million of marked AFS securities), primarily using proceeds to reduce brokered deposits held by CrossFirst Bank
    - Executed a repositioning of legacy Busey investment portfolio, selling $203 million of AFS securities in late March at a $15.5 million income statement loss, resulting in an annualized NII increase of $7.1 million and NIM pickup of 4 bps
- Resumed strategic share repurchase program, returning $4.8 million to shareholders during the quarter (weighted average purchase price of $21.98 per share)

Transaction Strategic Highlights

- Enhances Busey's growth profile with expansion into attractive new markets of Kansas City, Dallas, Denver, Phoenix, Oklahoma City and Wichita
- Leverages excess capital to generate significantly enhanced profitability and return to shareholders while maintaining Busey's hallmark fortress balance sheet
- Combines Busey's low-cost funding base and high-quality commercial portfolio with CrossFirst's attractive markets and commercial loan engine — resulting in a projected improvement to NIM
- CrossFirst's client base is particularly well-suited for Busey's wealth management and payment technology solutions offerings
- Provides economies of scale to drive operating efficiency
- Bolsters executive leadership depth and succession

Financial Results (Non-GAAP)

Metric [1]	4Q24	1Q25
Adj. Diluted EPS	$0.53	$0.57
Adj. Net Income	$31 million	$40 million
Adj. Pre-Provision Net Revenue	$42 million	$55 million
Adj. PPNR ROAA	1.38%	1.50%
Adj. ROAA	1.02%	1.09%
Adj. ROATCE	11.93%	10.64%
Net Interest Margin	2.95%	3.16%
Adj. Noninterest Income	$35 million	$37 million
Adj. Efficiency Ratio	61.8%	58.7%

BUSE Historical Total Assets Trend ($ billions)


$20.0
$10.0
$0.0
$3.7
$19.5
2014 YE
2015 YE
2016 YE
2017 YE
2018 YE
2019 YE
2020 YE
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q1

[1] Non-GAAP calculations, see Appendix

6 61Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Attractive Profitability and Returns Disciplined Growth Strategy Driven by Regional Operating Model Powerful Combination of Banking, Wealth, and Payments Business Lines 1 Non-GAAP calculation, see Appendix | 2 Market Data for BUSE updated to close on 4/21/25 | 3 Based on consensus median net income of covering analysts as of 4/21/25 Investment Highlights BUILT ON A FORTRESS BALANCE SHEET Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums ▪ Long history of quality earnings performance ▪ CrossFirst transaction delivers estimated EPS accretion of 18%+ in 2026 (excl. one time merger charges and assuming full realization of expected cost saves) and strong improvements in ROAA, ROATCE, Net Interest Margin, and Efficiency Ratio ▪ Quarterly dividend of $0.25 (5.0% yield)2 ▪ An integral component of the regional operating model is bringing together associates from many different organizational backgrounds and with different expertise (Lending, Wealth, Payment Technology) to deliver comprehensive client solutions through an integrated sales culture ▪ Organic growth across key business lines driven by an approach that brings the full weight of commercial, wealth and FirsTech operations to market under a regional operating model sales structure ▪ Efficient and right-sized branch network — average deposits per branch of $211 million at 3/31/25 vs. $161 million at 12/31/24 ▪ Leverage track record as proven successful acquirer to expand operations through disciplined M&A. Closed TBV-accretive acquisition of CrossFirst Bankshares on 3/1/25 — ownership of 63.5% Busey legacy shareholders and 36.5% CrossFirst ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle and drives full client relationships ▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income represented 26.3% of operating revenue for 1Q25 (excluding net securities losses) ▪ Adjusted ROAA1 of 1.09% for 1Q25 and 1.09% for FY 2024 ▪ Adjusted ROATCE1 of 10.64% for 1Q25 and 10.64% for FY 2024 ▪ Net interest margin1 of 3.16% for 1Q25 and 3.16% for FY 2024 ▪ Adjusted core efficiency ratio1 of 58.7% for 1Q25 and 58.7% for FY 2024 ▪ Adjusted diluted EPS1 of $0.57 for 1Q25 and $0.57 for FY 2024 ▪ Quarterly dividend of $0.25 (5.0% yield)3 ▪ Announced quarterly dividend of $0.25 on 1/14/25; an increase of $0.01, or +4.2% $ in millions 2023 2024 2025 YTD KRX Median MRQ Total Assets $12,283 $12,047 $19,464 $29,580 Total Loans $7,651 $7,697 $13,868 $20,939 Total Deposits $10,291 $9,982 $16,459 $23,711 Total Equity $1,272 $1,383 $2,180 $3,482 Total Wealth AUC $11,062 $12,137 $13,678 NM NPA/Assets 0.06% 0.19% 0.31% 0.46 % Net Interest Margin 1 2.89% 2.95% 3.16% 3.27 % Adj. Nonint. Income % of Operating Revenue 1 28.5% 30.8% 26.3% 18.0 % Adj. PPNR ROAA 1 1.41% 1.39% 1.50 % NA Adj. ROAA 1 1.03% 0.99% 1.09% 1.21 % Adj. ROATCE 1 15.0% 12.3% 10.6% 13.8 % Adj. Efficiency Ratio 1 58.6% 61.3% 58.7% 58.4 % Financial Highlights Price Per Share $19.89 Market Cap $1.8B Dividend Yield 5.0% Price/TBV 1.1x Price/2025E 3 7.8x BUSE Stock 2

7 71Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Banking operations at 3/31/25 also include CrossFirst Bank, which is anticipated to merge into Busey Bank on 6/20/25 | 2 Consolidated | 3 Banking segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations; only includes 1-month of CrossFirst Bank revenue | 4 Consolidated; Non-GAAP calculation. Based on a four-quarter average of average tangible common equity | 5 Wealth Management segment | 6 LTM total payments processed | 7 FirsTech segment, excludes intracompany eliminations $11 Billion 45 Million Payments Processed 6 Transactions Processed (LTM) Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $19.5 Billion Assets 2 11.9% Adj. ROATCE (LTM) 4 $13.7 Billion Assets Under Care 45.8% PT Margin (LTM) $434.1 Million YTD Revenue Annualized 3 $66.8 Million LTM Revenue 5 $22.5 Million LTM Revenue 7 Diversified Company with Comprehensive & Innovative Financial Solutions 1

8 81Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Bank merger & core system conversion to occur June 20, 2025 ▪ Critical technology, operating, and personnel decisions made to best position the company for future growth ▪ Integration plan focused on client retention and a best-in-class product set to enhance our client experience ▪ Strong pipeline of referrals from CrossFirst Bank clients to Busey Wealth Management and FirsTech ▪ Estimated cost saves of ~$25 million (~70% personnel) remains on track ▪ Anticipate 50% overall realization in 2025 and 100% in 2026, with majority of savings to be out of expense run rate by 12/31/25 ▪ Remaining pre-tax one-time charges of $16 million in 2025 and then $20 million (primarily employee retention) recognized through 2028 Integration Update 8/27/24 Transaction Announced Closed Acquisition of CrossFirst Bankshares Financial Impacts at Close 18%+ 2026 EPS Accretion excluding one-time merger charges and with full realization of expected cost saves 17%+ 2026 EPS Accretion excluding all rate marks, non-PCD accretion & one-time merger charges, with full realization of expected cost saves $600+ million Excess Capital above “well-capitalized” thresholds No additional dilutive capital raise was associated with this transaction Track Record of Successful Integrations TBV Accretive CrossFirst outperformed consensus earnings estimates and fair value adjustments improved, resulting in a TBV accretive deal vs. 6-month earnback estimate at announcement Item Expectations at Announcement Actual Results & Updated Expectations at Close Closing Date 3/31/2025 3/1/2025 TBV Dilution (0.6) % Accretive TBV Earnback ~6 months Accretive 2026 EPS Accretion (excl. one-time charges and with fully realized cost saves) 20%+ 18%+ Loan Mark $208 million $200 million Core Deposit Intangible $51 million $82 million 2025 Cost Saves ~$25 million (5% of combined NIE) ~$25 million (5% of combined NIE) One-Time Merger Charges (non-capitalized) $75.3 million $77.8 million Total Risk Based Capital 14.1% 15.1%

9 91Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Combined Markets Ripe for Growth 1 Market Nominal GDP as of 2023 per FRED, Federal Reserve Bank of St. Louis | Note: Does not include markets with populations under 500,000 Source: S&P Capital IQ Pro; Census.gov; BEA.gov 1

10 101Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Compelling Regional Operating Model Integrated enterprise-wide go-to-market strategy focused on combining the power of commercial & wealth to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate Life Equity Lending Family Office Lending Energy Lending SBA Lending $5B deposits $5B deposits $3B loans $10B AUC $4B AUC $3B loans Midwest Central IL, Indy West Phoenix, Denver, New Mexico Dallas Dallas/Fort Worth, Energy Lending Chicago Chicago suburbs, Joliet St. Louis St. Louis MSA, MO-IL Florida Southwest Florida Central Kansas City, Wichita, Oklahoma City, Tulsa $5B deposits $2B loans $1B deposits $1B loans $1B deposits $2B loans $1B loans Note: Deposits per 2024 FDIC Summary of Deposits, as of 6/30/24

11 111Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $25.7 $30.5 $32.9 $30.9 $39.9 $0.46 $0.53 $0.57 $0.53 $0.57 Adj. Net Income Adj. EPS 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 $38.6 $42.6 $44.1 $42.0 $54.7 1.29% 1.42% 1.46% 1.38% 1.50% Adj. PPNR Adj. PPNR / Avg Assets 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 11.2% 12.9% 13.2% 11.9% 10.6% 0.86% 1.02% 1.09% 1.02% 1.09% Adj. ROATCE Adj. ROAA 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 1 Non-GAAP calculation, see Appendix | 2 TBV per share as reported in quarterly filings with add-back of after-tax AOCI at each period-end | 3 Based on projections as of financial close for beneficial impact of CrossFirst acquisition on Busey’s standalone earnings projections; 1Q25 earnings include 1-month of contributions from CrossFirst Earnings Performance Adjusted Net Income & Earnings Per Share 1 Adjusted ROATCE & Adjusted ROAA 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 Historical Key Rates 2 $ in millions $ in millions 5.38% 5.34% 5.33% 5.16% 4.53% 4.23% 4.59% 4.71% 3.66% 4.25% 3.84% 4.21% 4.33% 3.58% 4.38% 3.88% 4.20% 4.36% 3.81% 4.58% SOFR 2-yr UST 5-yr UST 10-Yr UST 3/31/24 6/30/24 9/30/24 12/31/24 3/31/25 2026 Pro Forma Proj.3 ROAA: 1.2%+ 2026 Pro Forma Proj.3 ROATCE: 13%+ 2026 Proj. EPS Accretion from CrossFirst transaction (excl. one- time merger charges & with full realization of expected cost saves: +19% 2026 Pro Forma Proj.3 PPNR/AA: 1.7%+ $11.17 $20.54 2015 Q1 2016 Q1 2017 Q1 2018 Q1 2019 Q1 2020 Q1 2021 Q1 2022 Q1 2023 Q1 2024 Q1 2025 Q1 10 15 20 +6.3% 10-Year CAGR BUSE Tangible Book Value / Share (ex-AOCI) 2 Note: Downward shift in 1Q25 primarily due to securities repositioning and realized loss of embedded AOCI Dividend payout ratio has ranged from 40-50% +18% 2026 Projected EPS Accretion from CrossFirst acquistion3 (excl. one-time merger charges & with full realization of expected cost saves

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 12

Fortress Balance Sheet

High Quality, Resilient Loan Portfolio

- Diversified portfolio, by sector and geographically, conservatively underwritten with low levels of concentration
- Granular commercial portfolio, with average commercial loan size of less than $1 million
- Non-performing (0.31% of total assets) and classified assets (8.4% of capital[1]) both remain low
- Very strong reserve levels: ACL/Loans 1.41% | ACL/NPLs 3.57x
- 100 / 300 Test: 48% C&D | 240% CRE

Strong Core Deposit Franchise & Ample Liquidity

- Robust holding company and bank-level liquidity
- Strong, low-cost core deposit franchise (1.91% total cost of deposits in 1Q25)
  - 84.3% loan-to-deposit ratio, 89.7% core deposits[2]
  - 22.4% of total deposits are noninterest-bearing
  - Low level of estimated uninsured & uncollateralized deposits[3] at 32% of total deposits at 3/31/25
- Available sources of on- and off-balance sheet liquidity[4] total $8.6 billion, including $1.2 billion of cash and cash equivalents
- Substantial sources of available off-balance sheet contingent funding totaling $5.1 billion, representing an additional 1.0x coverage of estimated uninsured & uncollateralized deposits[3] at 3/31/25
  - Untapped borrowing capacity ($5.1 billion in aggregate): $2.1 billion with FHLB, $1.5 billion with FRB discount window, $0.6 billion with Unsecured Fed Funds lines, and $0.9 billion brokered deposit capacity
  - Brokered deposits only represent 4% of total deposits

Robust Capital Foundation

- Although impacted by strategic deployment of capital, capital ratios remain significantly in excess of well-capitalized minimums
- Leverage ratio of 13.0%, CET1 ratio of 12.0%, and Total RBC of 14.9% at 3/31/25[5]
- TCE/TA ratio of 8.83% at 3/31/25[2], up from 8.07% at 3/31/24
- TBV per share of $18.62 at 3/31/25[2] compared to consensus estimate of $17.60, and an increase of 11.0% from $16.84 at 3/31/24

[1] Capital calculated as Busey Bank & CrossFirst Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses | [2] Non-GAAP calculation, see Appendix | [3] Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts, fully-collateralized accounts (including preferred deposits) and pass-through accounts where clients have deposit insurance at the correspondent financial institution | [4] On- and off-balance sheet liquidity is comprised of cash and cash equivalents, debt securities excluding those pledged as collateral, brokered deposits, and Busey's borrowing capacity through its revolving credit facility, the FHLB, the Federal Reserve Bank, and federal funds purchased lines. | [5] Capital ratios are preliminary estimates

13 131Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Commercial & Industrial 32% Owner Occupied CRE 10% Non-Owner Occupied CRE 30% C&D 8% 1-4 Family Residential 14% HELOC 2% Other 4% 40% 43% 43% 43% 50% 59% 52% 49% 50% 59% 45% 43% 43% 43% 44% C&I Utilization CRE & Construction Utilization Retail Utilization 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 Commercial & Industrial 25% Owner Occupied CRE 12% Non-Owner Occupied CRE 30% C&D 5% 1-4 Family Residential 19% HELOC 3% Other 6% 1 Capital is Busey Bank & CrossFirst Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses | 2 Based on loan origination 3 Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes West (AZ, CO, NM) 6% Central (KC, Wich., OKC, Tulsa) 15% Texas (Dallas/FW) 14% Midwest (Central IL, Indy) 23% East (Chi., STL, SW FL) 32% Verticals 10% $7,588 $7,999 $7,809 $7,696 $10,240 $1,828 $1,943 $1,877 $1,904 $2,054 $3,332 $3,445 $3,356 $3,270 $5,621 $446 $411 $398 $378 $422 $1,982 $2,200 $2,178 $2,145 $2,144 C&I CRE Construction Retail Real Estate & Other 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 $ in millions LTM Core Growth 3 LTM Commercial Growth 3 +82.8% +98.7% Total Loan Portfolio: $7.7 Billion MRQ Yield on Loans 1Q25 Net New Funding Yield Classified Loans / Capital 1 5.76% 6.91% 8.4% +20 bps vs. 4Q24 High Quality, Diversified Loan Portfolio Funded Draws & Line Utilization Rate 3 Loans Trend Loan Portfolio Regional Segmentation 2 Loan Portfolio Composition LTM Growth +82.8% Uptick in 1Q25 utilization rates mainly driven by addition of CrossFirst portfolio. Seeing hesitancy from borrowers to draw on C&I lines and make business investments in the current uncertain macro environment. 1Q254Q24Future Pending Projects Total Loan Portfolio: $13.9 Billion ▪ Combination of Busey and CrossFirst results in a diversified commercial portfolio with a larger share of C&I, unchanged NOOCRE distribution, and lower Residential and Consumer lending ▪ Excl. acquired loans of $6.0 billion (net of purchase accounting marks), posted $134 million of loan growth in 1Q25 with commercial in the Midwest & East regions and the Life Equity Lending vertical as the primary growth contributors

14 141Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Investor owned CRE (CRE-I) includes C&D, Multifamily and non-owner occupied CRE | 2 Fixed Charge Coverage Ratio | 3 Debt Service Coverage Ratio 4 Net Operating Income of property divided by Loan Amount $ in millions Property Type 3/31/25 Balances % of Total Loans 3/31/25 Classified Balances Apartments $942.8 6.8% $0.0 Industrial/Warehouse 889.7 6.4% 0.1 Retail 746.0 5.4% 6.2 LAD 657.2 4.7% 0.0 Traditional Office 490.9 3.5% 3.3 Hotel 375.9 2.7% 0.0 Student Housing 232.1 1.7% 3.6 Senior Housing 179.2 1.3% 0.0 Specialty 174.7 1.3% 0.0 1-4 Family 172.1 1.2% 0.0 Medical Office 161.2 1.2% 13.5 Nursing Homes 111.2 0.8% 0.0 Health Care 20.0 0.1% 0.0 Restaurant 29.7 0.2% 0.0 Other 30.1 0.2% 0.0 Grand Total $5,212.8 37.5% $26.7 Investor Owned CRE Portfolio 1 (CRE-I) ▪ Only 0.5% of total CRE-I loans are classified ▪ 100/300 Test: 48% C&D | 240% CRE-I ▪ Apartments & Student Housing represents 23% of CRE-I ▪ 56% WAvg Loan-to-Value (LTV) and WAvg loan seasoning since origination is 4.5 years ▪ Latest stress testing results demonstrated strong WAvg DSCRs2 in severe stress scenarios for Apartments, Student Housing, Retail, Industrial/Warehouse, Traditional Office, Medical Office, Hotel, and Senior Housing, representing approximately 77% of total CRE-I balances at 3/31/25 $ in millions Property Type 3/31/25 Balances % of Total Loans 3/31/25 Classified Balances Industrial/Warehouse $446.6 3.2% $5.3 Specialty 305.2 2.2% 8.7 Traditional Office 182.8 1.3% 1.4 Restaurant 125.1 0.9% 0.0 Retail 117.0 0.8% 2.7 Medical Office 90.5 0.7% 0.0 Senior Housing 51.2 0.4% 0.0 1-4 Family 35.6 0.3% 1.4 LAD 4.5 0.0% 0.0 Health Care 2.3 0.0% 0.0 Nursing Homes 1.6 0.0% 0.0 Hotel 0.6 0.0% 0.0 Other 89.5 0.6% 0.9 Grand Total $1,452.5 10.4% $20.4 Owner Occupied CRE Portfolio (OOCRE) ▪ Only 1.4% of total OOCRE loans are classified ▪ Owner occupied loans are not considered regulatory CRE ▪ OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR3 ▪ OOCRE have lower risk profiles as they are underwritten to the primary occupying business and are not as exposed to lease turnover risks ▪ Industrial/Warehouse properties are the largest OOCRE segment, comprising 31% of the OOCRE portfolio and 3.2% of total loans Owner Occupied CRE Loans by Property Type High Quality Loan Portfolio: CRE Investor Owned CRE Loans by Property Type 1 All data as of 3/31/25 ($ in millions) Investor Owned CRE Metric Traditional Office Medical Office CBD Office Exposure Top 10 Largest Office Loans Total Balances $490.9 $161.2 $2.5 $196.8 % of Total CRE-I 9.4% 3.1% 0.05% 3.8% % of Total Office CRE-I 75.3% 24.7% 0.4% 30.2% # of Loans 181 56 3 10 Average Loan Size $2.7 $2.9 $0.8 $19.7 Total Classified $3.3 $13.5 $0.0 $0.0 WAvg Current LTV 55% 60% 62% 64% Weighted Average DSCR3: Weighted Average Debt Yield4: WAvg 1-Year Lease Rollover: WAvg 2-Year Lease Rollover: Top Ten Largest Office Loans 1.50 10.4% 1.5% 6.0% Only 0.5% of total CRE-I loans are classified 100/300 Test: 48% C&D 240% CRE-I Limited office and metro central business district exposure; granting credit to well-capitalized in-market borrowers Only 1.4% of total OOCRE loans are classified OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR2 Lower risk profiles as underwritten to the primary occupying business and are not as exposed to lease turnover risks

15 151Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ 32.1% of total loan portfolio ▪ CrossFirst Bank contributed 54% of total C&I loan portfolio at 3/31/25 ▪ Includes CrossFirst’s energy loan portfolio which totaled $288 million at 3/31/25 ▪ C&I loans are generally underwritten to a 1.20x FCCR1 requirement and RLOCs greater than $1 million require a monthly borrowing base ▪ C&I lines of credits have an overall utilization of 50%, demonstrating substantial borrowing capacity and appropriate revolving of most lines ▪ Diversified portfolio results in low levels of concentrated exposure ▪ Top concentration in one industry - Finance & Insurance - is 17% of C&I loans, or 5% of total loans; the majority of the Finance & Insurance portfolio is secured by marketable securities ▪ Substantial diversification among the subsectors in the manufacturing portfolio, with strong core credits ▪ 2.8% of C&I loans are classified, compared to 2.2% in 4Q24 and 3.1% in 1Q24 1 Fixed Charge Coverage Ratio | 2 Minor difference in C&I balances from chart and those reported elsewhere as consolidated C&I loan balances is attributable to purchase accounting, deferred fees & costs, and overdrafts High Quality Loan Portfolio: C&I C&I Loans by Sector $ in millions NAICS Sector 3/31/25 Balances % of Total Loans 3/31/25 Classified Balances Finance and Insurance $762.2 5.5% $6.6 Manufacturing 498.6 3.6% 30.5 Real Estate and Rental and Leasing 464.8 3.4% 7.1 Food Services and Drinking Places 392.2 2.8% 12.3 Mining, Quarrying, Oil, Gas Extraction 295.7 2.1% 0.0 Construction 290.2 2.1% 4.5 Transportation 272.9 2.0% 4.6 Retail Trade 233.7 1.7% 2.3 Wholesale Trade 227.4 1.6% 21.8 Other Services (except Public Admin.) 202.7 1.5% 0.3 Agriculture, Forestry, Fishing, Hunting 167.9 1.2% 4.2 Educational Services 132.5 1.0% 0.1 Health Care and Social Assistance 130.4 0.9% 7.4 Professional, Scientific, Technical Svcs. 100.5 0.7% 17.0 Arts, Entertainment, and Recreation 74.9 0.5% 1.1 Information 61.4 0.4% 1.6 Public Administration 47.1 0.3% 0.0 Accommodation 39.0 0.3% 0.0 Waste Management Services 33.9 0.2% 0.0 Administrative and Support Services 18.4 0.1% 0.1 Management of Cos. and Enterprises 16.6 0.1% 0.2 Utilities 4.9 0.0% 2.5 Other 12.2 0.1% 1.6 Grand Total2 $4,479.8 32.1% $125.7 ▪ ▪ <5% of Loan Portfolio are shared national credits. Both companies have historically only participated in syndications with borrowers that have had a long-standing relationships with the banks. For participations, to manage exposure CFB typically has sold participation balances that almost offset participations purchased. Ended year-end in approximately net +$200mm purchased position, but can change by quarter and based on draws.

16 161Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $21,268 $16,590 $7,941 $23,300 $59,481 4.13 5.52 11.55 3.58 3.28 Busey Bank NPAs CrossFirst Bank NPAs Allowance/NPAs (x) 2021 YE 2022 YE 2023 YE 2024 YE 2025 Q1 $83.4 $100.8 $42.4 -$29.6 $0.0 -$1.8 $195.2 4Q24 ACL Day 1 ACL Gross-Up on PCD Day 2 Provision on Non-PCD Charge-off of CrossFirst PCD Loans 1Q25 Provision for Loan Losses 1Q25 other Net Charge-Offs 1Q25 ACL ▪ Non-performing loan balances increased by $31.5 million QoQ ▪ Quarterly increase attributable to one traditional office CRE loan located in suburban Chicago; this loan was classified in 4Q23 and moved to nonperforming in conjunction with partial charge-off during 4Q24 ▪ Non-performing loans were $54.7 million at 3/31/25, equating to 0.39% of total loans ▪ Reserves now equate to 3.57x of NPLs and 3.28x of NPAs ▪ OREO balances total $4.8 million Credit Profile Bolstered by Strong Reserves Comprises thirteen CrossFirst credits that were flagged as PCD at close on March 1 and subsequently charged- off during March (fully reserved for at Day 1) CECL provision expense on Non-PCD loans that have been marked to fair value Remaining provision booked for 1Q25 in addition to non- PCD provision NCOs during 1Q25 for legacy Busey loan book and CrossFirst non-PCD loans Credit mark on loans identified as PCD, recorded as a Day 1 gross-up of allowance 1.08% Allowance to Loans 1.41% Allowance to Loans Allowance / NPLs Multiple Allowance / NPAs Multiple $ in thousands$ in thousands $16,852 $15,740 $7,816 $23,237 $54,724 5.22 5.82 11.74 3.59 3.57 Busey Bank NPLs CrossFirst Bank NPLs Allowance/NPLs (x) 2021 YE 2022 YE 2023 YE 2024 YE 2025 Q1 CrossFirst NPLs have a 44% mark in PCD reserves

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 17

Pristine Credit Quality

- Conservative underwriting structures have resulted in a legacy of pristine credit quality
- Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- Post-acquisition, classified assets as a percentage of capital increased from 5.6% at 12/31/24 to a still low 8.4% at 3/31/25
- 1Q25 net charge-offs totaled $31.4 million, primarily related to $29.6 million charge-offs for thirteen CrossFirst credits that had been identified as PCD
- Previously noted $15 million traditional office CRE classified credit that had a 4Q24 charge-off was resolved during 1Q25 without incurring meaningful additional loss

Classifieds / Capital [1]

$ in millions


Bank Tier 1 Capital + ACL
Classified/Capital
$1,329
$1,398
$1,455
$1,522
$2,269
6.9%
7.7%
5.0%
5.6%
8.4%
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q1

BUSE Classified Assets	$91.8	$107.1	$72.3	$85.3	$190.6

NPAs / Assets

$ in millions


Busey
CrossFirst
KRX Median
0.58%
0.25%
0.17%
0.23%
0.20%
0.13%
0.34%
0.31%
0.06%
0.52%
0.46%
0.19%
0.31%
BUSE Consolidated
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q1

BUSE NPAs	$21.3	$16.6	$7.9	$23.3	$59.5

NCOs / Average Loans [2]

$ in millions


Busey
CrossFirst
KRX Median
0.30%
0.06%
0.03%
0.08%
0.05%
0.01%
0.16%
0.09%
0.03%
0.23%
0.19%
0.09%
$29.6mm of CrossFirst PCD loans charged-off during March 2025
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q1

BUSE NCOs	$2.2	$0.9	$2.3	$18.2	$31.4

[1] Capital calculated as Busey Bank & CrossFirst Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses
[2] Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters

18 181Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-Int DDA 22% Int DDA 19% Savings & MMDA 39% CD <250k 13% CD >250k 6% 1 Non-GAAP calculation, see Appendix | 2 Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs Non-Int DDA 27% Int DDA 24% Savings & MMDA 34% CD < 250k 12%CD > 250k 3% Core Deposits 1 90% MRQ Avg Cost of Total Deposits 1.91% MRQ Avg Cost of Non-Time Deposits 1.54% Avg Deposits per Branch $211 million Total Deposits: $10.0 Billion $10,039 $10,068 $10,004 $10,050 $12,179 76.2% 80.2% 78.5% 77.1% 84.3% Retail Commercial Public Other ² Avg Deposits LDR 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 $9,899 $9,627 $9,619 $9,591 $9,635 $14,770 $9,812 $10,002 $9,671 $9,677 $9,650 $9,703 96.2% 96.7% 96.4% 96.5% 96.5% 89.7% Core Deposits Avg Core Deposits Core/Total Deposits 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 $ in millions Top Tier Core Deposit Franchise Deposit Portfolio Composition Total Deposits & Loan-to-Deposit Ratio Core Deposits 2 / Total Deposits $10,291 $9,960 $9,976 $9,943 $9,982 $16,459 $ in millions 1Q254Q24 Total Deposits: $16.5 Billion 1Q25 Deposit Flows Takeaways ▪ Excluding CrossFirst Bank, Busey Bank deposits were down minimally QoQ at -$37 million ▪ Inflow from retail depositors totaled $83 million QoQ and was up $146 million YoY ▪ Outflows led by commercial accounts and public deposits which is consistent with typical seasonality - anticipate public deposit net inflows for 2Q and 3Q ▪ Savings account inflows of $116 million QoQ, a continued result of our focused strategy to shift term deposits into managed rate products ▪ CrossFirst Bank has worked to aggressively reduce wholesale funding exposure, reducing brokered deposits by $253 million during 1Q25 ▪ For the month of March, CrossFirst total deposits were down $71 million; however, this was driven largely by reducing brokered deposits by $111 million during the month

19 191Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1.76% 1.75% 1.85% 1.75% 1.91% 2.19% 2.27% 2.33% 2.19% Busey KRX Median 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 1.50% 2.00% 2.50% 3.00% BUSE Cost of Deposits Effective Fed Funds Rate (Qtr Avg)¹ 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 1Q25 Deposit Costs ▪ Reduction of $111 million of CrossFirst brokered deposits priced at 4.7% during March, helping to drive down combined cost of deposits ▪ Proceeds from liquidation of ~50% of CrossFirst’s investment portfolio at close will be primarily used to pay off ~$220 million of maturing CrossFirst brokered CDs at a 4.8% weighted average rate ▪ Total brokered deposits currently represents 4% of total deposits. Will continue to let remaining brokered book run off as they mature in 2025, anticipated at ~60% of remaining balances in 2Q25, ~30% in 3Q25, and ~10% in 4Q25 ▪ 20% of total deposits are indexed/floating rate ▪ Short duration CD portfolio represents 19% of total deposits; book has a weighted average remaining life of 4.4 months and weighted average rate of 4.0% ▪ A higher mix of indexed & wholesale deposits and a full quarter of the combined funding base is projected to increase total deposit costs from 1Q25 to 2Q25 ▪ Expect total cost of deposits in a range of 2.00-2.15% for the remaining quarters of 2025, assuming continued deleveraging of CrossFirst’s legacy balance sheet, and one Fed Funds upper limit rate cut of 25 bps in June 2025 and a second cut in Dec. 2025 ▪ Growth in higher yielding earning assets is expected to offset the increased cost of funds pressure and we project substantial NIM expansion during 2Q25 ▪ At 3/31/25, our spot deposit cost was 1.82% for non-maturity deposits and 2.23% for total deposits $9,899 $9,627 $9,619 $9,591 $9,635 $14,770 $9,812 $10,002 $9,671 $9,677 $9,650 $9,703 96.2% 96.7% 96.4% 96.5% 96.5% 89.7% Core Deposits Avg Core Deposits Core/Total Deposits 2023 Q4 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 $ in millions Deposit Cost Trends Core Deposits 2 / Total Deposits Total Cost of Deposits vs. Peers $ in millions Historical Cost of Deposits, 1Q15 - 1Q25 Historically, cost of deposits has run at ~30% of Fed Funds over the last three cycles (2 tightening, 1 easing) fully lagged. Busey will run at ~50% of Fed Funds going forward, which will slowly shrink as as we continue to take actions to reduce wholesale funding reliance 1 Quarterly effective Fed Funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 20

Net Interest Margin

Net Interest Income Trend [1]

$ in millions


$76.3
$0.2
$76.1
$82.9
$0.8
$82.1
$83.0
$1.3
$81.7
$82.0
$0.8
$81.2
$104.3
$2.8
$101.5
2024 Q1
2024 Q2
2024 Q3
2024 Q4
2025 Q1
Net Interest Income [1]
Purchase Accounting Accretion

Net Interest Margin Trend [1]


4.62%
4.83%
4.90%
4.75%
5.08%
2.79%
3.03%
3.02%
2.95%
3.16%
1.91%
1.88%
1.98%
1.89%
2.02%
0.01%
0.03%
0.05%
0.03%
0.08%
2024 Q1
2024 Q2
2024 Q3
2024 Q4
2025 Q1
Earning Assets
Cost of Funds
NIM
Accretion

2025 Q2 Projected NIM:
3.40%+

**Company Purchase Accounting Schedule in appendix*

Net Interest Margin Bridge - *Factors contributing to 21 bps NIM expansion during quarter*

In aggregate, one-month contribution from CrossFirst Bank was approximately +12 bps for 1Q25


+2.95%
+0.36%
Impact of loan production and contribution of CrossFirst Bank
+0.03%
Decreased rate on borrowings
-0.17%
Addition of CrossFirst deposits into the mix accompanied by accelerating deposit beta in the current easing cycle
-0.08%
Mix reduction of securities/ restricted stock and lower yielding cash contributions
+0.05%
Purchase accounting accretion from CrossFirst transaction accelerates
+0.02%
Decreased expense on rate swaps
+3.16%
4Q24 NIM
Loan Rate/ Volume
Borrowing Expense
Deposit Funding Cost
Cash & Securities Impact
Purchase Accounting Contribution
Rate Swap Impact
1Q25 NIM

[1] Tax-equivalent adjusted amounts; Non-GAAP, see Appendix

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 21

Diversified and Significant Sources of Fee Income

- Noninterest income represented 26% of revenue in 1Q25 (excluding net securities losses)
- Wealth management fees, wealth management referral income included in other noninterest income, and payment technology solutions income represented 63% of total noninterest income (excl. net securities losses) in 1Q25
- One-month of CrossFirst Bank contributed ~$2 million to noninterest income for 1Q25
  - Most of CrossFirst Bank's noninterest income is derived from Treasury Management services
  - Durbin Amendment impact to debit card interchange from the CrossFirst acquisition estimated to be modest, at <$500 thousand annually
- Net securities loss primarily related to execution of repositioning of $202 million of legacy Busey securities in 1Q25

Adjusted Noninterest Income / Operating Revenue [1]


$ in millions
$109.7
$75.9
30.8%
$33.8
2024 Q1
$116.3
$82.5
29.0%
$33.8
2024 Q2
$117.7
$82.6
29.8%
$35.0
2024 Q3
$117.0
$81.6
30.3%
$35.4
2024 Q4
$140.7
$103.7
26.3%
$37.0
2025 Q1
Adj. Nonint. Inc.
Net Interest Income
Adj. Nonint. Inc./Op. Rev.

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2024 Q1	2025 Q1	YoY Change
Wealth Management Fees[2]	$15,549	$17,364	+12 %
Fees for Customer Services	7,056	8,128	+15 %
Payment Technology Solutions	5,709	5,073	-11 %
Mortgage Revenue	746	329	-56 %
Income on Bank Owned Life Insurance	1,419	1,446	+2 %
Other Noninterest Income[2]	3,344	4,651	+39 %
Noninterest Income (ex-securities gains/losses)	**$33,823**	**$36,991**	**+9%**
Net Securities Gains (Losses)	(6,375)	(15,768)	
Gain on Sale of Mortgage Servicing Rights	7,465	—	
Total Noninterest Income	**$34,913**	**$21,223**	**-39%**


Wealth Mgmt Fees 47%
Payment Tech 14%
Customer Service Fees 22%
Mortgage Rev. 1%
BOLI 4%
Other Nonint. Inc. 13%
Noninterest Income
(ex non-recurring items)
$37.0
Million

[1] Non-GAAP calculation, see Appendix
[2] Approximately $0.2 million of Other Noninterest Income was attributable to the wealth segment in 1Q24 and 1Q25, respectively

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 22

Wealth Management

- Assets Under Care (AUC) of $13.7 billion, a QoQ decrease of $0.2 billion and a YoY increase of $0.9 billion, or +7%
- 1Q25 Wealth segment revenue of $17.6 million, a YoY increase of +12%. 1Q25 represented another record for quarterly revenue at the company after completing a record year of $65 million in segment revenue for 2024, the highest in company history
- Pre-tax net income of $8.2 million, a YoY increase of +24%
- Pre-tax profit margin of 46.6% in 1Q25 and 45.8% over the last twelve months
- Our fully internalized investment team continues to produce excellent returns, focused on long-term outperformance of benchmarks
    - The team's blended portfolio has outperformed the blended benchmark[2] over the last 3 years and over the last 5 years

Wealth - Revenue and Pre-tax Income [1]


$ in millions
$15.7
$16.1
$16.2
$17.0
$17.6
41.9%
45.4%
45.7%
45.4%
46.6%
$6.6
$7.3
$7.4
$7.7
$8.2
2024 Q1
2024 Q2
2024 Q3
2024 Q4
2025 Q1
Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin

Assets Under Care


$ in millions
$12,763
$13,020
$13,690
$13,834
$13,678
2024 Q1
2024 Q2
2024 Q3
2024 Q4
2025 Q1

Wealth Revenue Composition [1]


$ in millions
$15.7
$16.1
$16.2
$17.0
$17.6
2024 Q1
2024 Q2
2024 Q3
2024 Q4
2025 Q1
Trust
Estate Settlement
Brokerage
Ag Services
Tax Planning
Other

[1] Wealth Management segment | [2] Blended benchmark consists of 60% MSCI All-Country World Index and 40% Bloomberg Intermediate Govt/Credit Index

23 231Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Integrated Receivables 24% Merchant Processing 21% Online Payments 24% Other Electronic Payments 31% ▪ Last twelve months segment revenue at $22.5 million, a decrease of 2% over the prior twelve-month period ▪ 1Q25 segment revenue of $5.4 million ▪ Key competencies of integrated receivables, merchant services, and online payments will be key drivers of future growth - solid pipeline growth across competencies ▪ Winning new opportunities within client’s payments ecosystems due to higher quality service levels and ability to onboard new clients much quicker than competitors Transactions processed LTM 45 million $11 billion Payments processed LTM Average Revenue Per Processing Day Trend $78.5K $78.2K $87.5K $84.0K $87.2K $88.3K $91.5K $89.1K $89.9K $93.4K $96.3K $98.1K $86.7K 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 2024 Q3 +3% 3-Year CAGR FirsTech 1 Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations ▪ 50%+ YoY revenue growth ▪ Two largest deals in FirsTech history signed in 2024 ▪ During 3Q24, opened processing site in Glenview, IL to support scale in Chicagoland; multiple new client opportunities generated because of this new capture location ▪ Serving over 1,000 merchant accounts ▪ High referral rate from Busey Bank and successful partnerships closed with existing commercial clients ▪ Expansions of merchant referral program with CrossFirst clients ▪ 73%+ merchant pipeline growth YoY ▪ Recent launch of innovative and configurable consumer payment platform has driven refreshed client interest ▪ Early success from new and existing customers, indicated by strong Net Promoter Score (NPS) results ▪ PayFusion product (comprehensive payments platform for businesses) has continued to receive positive feedback from customers & partners Merchant Processing Online Payments $22.5 million LTM Revenue1 1Q25 FirsTech Revenue Mix Integrated Receivables

24 241Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE U.S. Treas. & Agencies 4% Municipals 8% CMOs 30% Residential MBS 29% Commercial MBS 15% CLOs 10% Corporate 4% $3,018 $2,937 $2,859 $2,882 $3,290 $2,156 $2,086 $2,020 $2,055 $2,475 $862 $851 $839 $827 $815 2.75% 2.73% 2.70% 2.66% 3.20% Amortized Cost AFS Amortized Cost HTM Tax Equivalent Yield 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 Balanced, Low-Risk, Short Duration Investment Portfolio Securities Portfolio - Amortized Cost vs. TE Yield Investment Portfolio Composition All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency | 94% of Municipal holdings rated AA or better and 6% rated A | 98% of Corporate holdings are investment grade | Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA Municipals 5% CMOs 33% Residential MBS 26% Commercial MBS 18% CLOs 12% Corporate 6% Total Securities (Amortized Cost): $2.9 Billion $ in millions AFS % of Amortized Cost 75% HTM % of Amortized Cost 25% 1Q254Q24 Total Securities (Amortized Cost): $3.3 Billion ▪ Tax equivalent yield increased by 54 bps QoQ after combined portfolio repositioning actions undertaken during 1Q25 ▪ BUSE carried $815 million in held-to-maturity (HTM) securities as of 3/31/25 (HTM AOCI of -$23 million at 3/31/25) ▪ After-tax net AFS unrealized loss position of $133 million and accumulated loss position of $17 million on cash flow hedges (captured in total AOCI) ▪ Projected roll off cash flow (based on static rates) of $302 million at ~2.55% yield for 2025 and $308 million at ~2.59% yield for 2026 Duration 4.4 years Modified Duration (ex-HTM) 4.2 years ▪ Shifted the mix of the combined securities portfolio to achieve optimal balance across risk & income spectrum via repositioning of both marked CrossFirst portfolio and legacy AFS Busey portfolio ▪ Carrying value of investment portfolio is 17% of total assets, down from 24% in 4Q24

25 251Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1Q25 Balance Sheet Repositioning ▪ $203 million of available-for-sales securities sold in late March ▪ Pre-tax loss of $15.5 million ▪ Approximate yield of 1.7% and weighted average life of 2.9 years at the time of sale Securities Sold Use of Proceeds ▪ Immediate positive impact on consolidated stockholders’ equity and book value per share ▪ Expected to be accretive to capital and earnings per share in future periods Net Gain from combined transactions ▪ Proceeds used to purchase $203mm of securities with total approximate yield of 5.2% and duration of 3.9 years ▪ Securities purchases approximately allocated at ~46% MBS, ~31% CMO, ~23% CLO Net Interest Income Impact ▪ Expected to increase net interest income by approximately $7.1 million on annualized run rate basis ▪ Repositioning actions improves net interest margin run rate by approximately 4 bps, to be fully realized in 2Q25 Legacy Busey strategic balance sheet repositioning Regulatory Capital Impact ▪ Risk-based regulatory capital ratios will increase modestly as a result of the proceeds rotating into lower risk-weighted assets Previously announced two-part balance sheet repositionings in a separate set of transactions during 1Q24 involving 4Q23 involving selling $110 million of AFS securities for pre-tax loss of $5.3 million and selling Visa Class B common shares for pre-tax gain of $5.5 million CrossFirst Bank balance sheet repositioning strategy ▪ $371 million of available-for-sales securities sold (~50% of total CrossFirst investment portfolio at close) ▪ Securities all marked-to-market at close of CrossFirst acquisition on 3/1/25 ▪ Municipals represented ~50% of the sold securities, for better alignment of combined portfolio exposure ▪ Approximate yield of 4.4% and duration of 4.4 years Securities Sold Use of Proceeds ▪ $150 million of proceeds invested in securities at total approximate yield of 5.2% and duration of 3.9 years ▪ Remaining proceeds held in cash will primarily be used to pay off ~$220 million of maturing CrossFirst brokered CDs that are at a 4.8% approximate rate

26 261Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Balance sheet well-positioned for rate neutrality ▪ A +100 bps rate shock for Year 1 is +1.8% vs. +2.0% in 4Q24 ▪ A -100 bps rate shock for Year 1 is -1.7% vs. -1.8% in 4Q24 ▪ Continue to evaluate off-balance sheet hedging strategies as well as embedding rate protection in our asset originations to provide stabilization to net interest income in lower rate environments ▪ Vigilant focus on pricing discipline and term structure for both loans and deposits ▪ 62% of loan portfolio is floating/adjustable rate ▪ 64% of floating rate loans are tied to SOFR, 27% to WSJ Prime and 9% to Treasuries/Other Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts Actively Managing Well-Positioned Balance Sheet Annual % Change in Net Interest Income under Shock Scenarios Repricing / Maturity Structures of Portfolio Loans Consolidated Deposit Cost of Funds Rate Shock Year 1 Year 2 +200 bps +3.6% +5.2% +100 bps +1.8% +2.6% -100 bps -1.7% -3.2% -200 bps -2.9% -6.2 % Within 1 Year 46% 1-2 Years 9% 2-3 Years 9% 3-5 Years 14% 5+ Years 22% 21% 36% 41% 49% 26% 29% 34% 42% IB Non-Maturity Beta Total Deposit Beta 3Q15 - 2Q19 (+225 bps move in FF) 3Q19 - 4Q21 (-225 bps move in FF) 1Q22 - 3Q24 (+525 bps move in FF) 3Q24 - Present (-100 bps move in FF) ALCO Model Forecast - Peak NM Deposits Beta, 46% ALCO Model Forecast - Peak Total Deposits Beta, 35% Based on Static Balance Sheet In the current easing cycle, we estimate reaching a 30%-35% IB NM beta and a 25% total deposit beta by mid-year, and stabilizing at a ~30% longer run total deposit beta for the cycle Easing Cycle Beta 2025 Fixed Rate Balances Repricing Current Weighted Average Rate $664 million 4.9% 57% 7% 8% 6% 22% Fixed Float 2025 2026 2027 2028 Thereafter Deposit betas increased with the higher mix of indexed & wholesale deposits and after further reduction of brokered deposits. Presented below is a five-quarter trend of illustratively combined historical deposit costs for Busey Bank + CrossFirst Bank as a percentage of the Fed Funds upper limit quarterly average. A long-run normalized 45%-50% beta range is anticipated for the combined company. 32% 32% 34% 36% 42% Total Cost of Deposits as % of Fed Funds 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 1 Cost of deposits as a percentage of Fed Funds are calculated based on an average fed funds target rate of 5.50% (1Q24, 2Q24), 5.43% for 3Q24, 4.82% for 4Q24, and 4.50% for 1Q25

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 27

Focused Control on Expenses

Noninterest Expense

$ in millions


Expenses ex-Acq.
Acquistion & Restruct. Exp.
Adj. Efficiency Ratio¹
$70.8
$75.5
$76.0
$78.2
$115.2
62.3%
60.9%
60.2%
61.8%
58.7%
2024 Q1
2024 Q2
2024 Q3
2024 Q4
2025 Q1

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1
Noninterest Exp.	**$70.8**	**$75.5**	**$75.9**	**$78.2**	**$115.2**
Amort. of Intangibles	$2.4	$2.6	$2.5	$2.5	$3.1
NIE ex-Intangibles Amort. [1]	**$68.4**	**$72.9**	**$73.4**	**$75.7**	**$112.1**
Acquistion & Restruct. Exp.	$0.4	$2.2	$1.9	$3.6	$26.0
Provision for Unfunded Comm.	-$0.7	-$0.4	$0.4	-$0.5	$3.1
Adjusted NIE [1]	**$68.6**	**$71.1**	**$71.0**	**$72.6**	**$82.9**

- Continue to be mindful and diligent on expenses in the current operating environment; focused on employing the best talent and deploying a best-in-class product set to position the company for future growth
- Adjusted core expenses[1] of $82.9 million in 1Q25
- Adjusted core expense to average assets[1] of 2.27% for 1Q25
- $6.8 million of average earning assets per employee for 1Q25
- Non-operating other expenses during 1Q25 were comprised of $26.0 million of expenses primarily related to CrossFirst acquisition and restructuring expenses
- The run rate for quarterly pre-tax expense synergies from the M&M acquisition achieved 99% realization in 1Q25, with the final takeout confirmed to occur in 2Q25; fully realized savings are $1.65 million+ per quarter
- Anticipate cost saves of ~$25 million (~70% personnel) from the CrossFirst acquisition
  - Projecting 50% overall realization in 2025 and 100% in 2026
  - Some cost saves have begun to materialize, with most savings events occurring in 2H25 and the majority of savings to be out of expense run rate by 12/31/25

[1] Non-GAAP, see Appendix| Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix

28 281Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Tangible Common Equity 1 & CET1 Ratios 2 1 Non-GAAP calculation, see Appendix | 2 1Q25 capital ratios are preliminary estimates $931 $963 $1,035 $1,017 $1,676 8.1% 8.3% 8.9% 8.7% 8.8% 13.4% 13.2% 13.8% 14.1% 12.0% TCE TCE Ratio CET1 Ratio 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 $1,556 $1,589 $1,610 $1,626 $2,325 $868 $908 $885 $877 $1,563$689 $681 $725 $749 $761 17.9% 17.5% 18.2% 18.5% 14.9% 10.0% Well Cap Min Excess over Min Total Capital Ratio Min Ratio 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 $1,241 $1,275 $1,297 $1,314 $1,883 10.5% 10.7% 11.0% 11.1% 13.0% 4.0% Tier 1 Capital Leverage Ratio Min Ratio 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.0% 12.0% 14.9 % Minimum Well Capitalized Ratio 6.5% 8.0% 10.0 % Amount of Capital $1,875 $1,883 $2,325 Well Capitalized Minimum $1,016 $1,251 $1,563 Excess over Well Capitalized Minimum $859 $632 $762 $ in millions $ in millions $ in millions Robust Capital Foundation Total Capital Ratio 2 Leverage Ratio 2 Consolidated Capital as of 3/31/25 2

Appendix

30 301Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Has served as Vice Chairman & President of First Busey Corporation and President & CEO of Busey Bank since March 2025. He also serves as Chairman of FirsTech, Inc. Prior to its merger with Busey in 2025, Mr. Maddox served as President and CEO of CrossFirst Bankshares, Inc. since June 1, 2020, and CEO of CrossFirst Bank since November 28, 2008. He served as President of CrossFirst Bank from November 2008 until June 2022 when the roles of CEO and President of the Bank were split. He is involved with a number of community organizations, including the Kansas City Civic Council. Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Also serves as Chairman of Busey Bank, along with a director of FirsTech. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. He also serves on the board of directors for Desert Mountain Club and the Champaign Illinois Kennel Club. Van A. Dukeman Chairman & CEO of First Busey Corporation Chairman of Busey Bank Experienced Management Team Mike J. Maddox Vice Chairman & President of First Busey Corporation President & CEO of Busey Bank Joined Busey in 2008 and has nearly 30 years of financial and leadership experience. Oversees various areas at Busey and its subsidiaries, including human resources, corporate communications, executive administration, marketing, the overall Busey experience, enterprise and strategic projects, as well as consumer and digital banking. Prior to Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. She also serves on the board of directors for the Illinois Bankers Association and Illinois Bankers Business Services. Amy L. Randolph EVP & Chief Operating Officer Joined Busey in January 2020 with over 25 years of financial leadership experience, including a 16-year tenure with KeyCorp. Oversees various areas at Busey and its subsidiaries, including enterprise, operational and third- party risk management, compliance, fair and responsible banking, vendor management, model risk, business continuity and information security. She is the Chair of the Board for the Cleveland Hearing and Speech Center and also serves on the ProSight Financial Association Board of Directors. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in 2025 with the CrossFirst Bankshares merger and oversees various areas at Busey and its subsidiaries, including all information technology and business services and systems, service support, enterprise lending services, enterprise deposits and payments, and facilities. Prior to Busey’s acquisition of CrossFirst Bankshares, Inc. in March 2025, Ms. Fauss held multiple executive leadership roles with CrossFirst Bank, most recently serving as Chief Operating Officer. She serves as Secretary of the Down Syndrome Innovations Board of Directors, on the Kansas City Board of Directors as Immediate Past President of Breakthrough T1D (formerly JDRF) and is involved with the American Heart Association’s Go Red for Women. Amy J. Fauss EVP & Chief Information and Technology Officer Joined Busey in 2011 and has over 20 years of experience in the financial services industry, including more than 18 years in banking. Mr. Jorstad oversees all aspects of credit administration at Busey Bank, including commercial and consumer credit, portfolio monitoring and special assets. In addition, he oversees Busey’s Life Equity Lending (LEL) group. Before being named Chief Credit Officer in 2025, he was President of Credit and Bank Administration for three years after serving as Co-Chief Banking Officer from 2020 to 2022. Mr. Jorstad has also held the role of Regional President for Commercial Banking—overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. He also serves on the board of directors for Intersect Illinois and the St. Matthew Education Commission in Champaign, IL. Chip Jorstad EVP & Chief Credit Officer Joined Busey in 2019 and was named Interim Chief Financial Officer in February 2025. Mr. Phillips is a Certified Public Accountant. Prior to his current role, he served as Corporate Controller and Principal Accounting Officer for Busey. With more than 20 years professional experience— 15 of which are in banking—Mr. Phillips started his career as a Senior Auditor at Deloitte and Touche before becoming the SEC Reporting Project Manager at BB&T Corporation (now Truist Financial). He also served as the Director of Financial Reporting and Chief Accounting Officer for Florida Community Bank. Mr. Phillips is an active member of the American Institute of Certified Public Accountants (AICPA). Scott A. Phillips EVP & Interim Chief Financial Officer and Chief Accounting Officer Joined Busey in December 2011 and has over 40 years of legal experience. He oversees all legal matters and leads Busey’s corporate governance efforts. Prior to joining Busey, he was a shareholder in the law firm of Meyer Capel. Mr. Powers serves on the board of trustees for Holy Cross Church and the board of directors for St. Thomas More High School in Champaign, IL. John J. Powers EVP & General Counsel

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 31

Fully Integrated Wealth Platform

Busey WEALTH® MANAGEMENT

As of 3/31/25

$13.7 Billion	$66.8 Million	45.8%
Assets Under Care	LTM Revenue[1]	PT Margin LTM

Core Principles

I. Client-Focused Strategy

Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth

II. Team-Based Approach

Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients

III. Comprehensive Wealth Management

Fully internalized investment office and an investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health

Wealth Client Segments

PERSONAL SERVICES

- Family Office
- High Net Worth
- Mass Affluent and Emerging Wealth

INSTITUTIONAL SERVICES

- Retirement Plans
- Corporations & Municipalities
- Foundations and Endowments
- Not-for-Profit Organizations


CLIENT

Integrated Core Capabilities to Service Personal & Institutional Clients

INVESTMENT MANAGEMENT

- Preserving and growing wealth with enhanced asset allocation & tax efficient strategies

RETIREMENT PLANNING

- Goal-based advisory including life insurance, long-term care, executive stock option strategies

TAX PLANNING & PREPARATION

- Deduction maximization, capital event planning, tax-advantaged savings & investment strategies

FIDUCIARY ADMINISTRATION

- Trust services, estate planning, and philanthropic advisory

PRIVATE CLIENT

- Concierge banking with one point of contact that coordinates all banking needs

AG SERVICES

- Farm management and brokerage

[1] Wealth Management segment

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 32

FirsTech, A Uniquely Positioned Payment Technology Company

firstech
As of 3/31/25

$11 Billion	45 Million	$22.5 Million
Payments Processed LTM	Transactions Processed LTM	LTM Revenue [1]

Payments Segments

Integrated Receivables

Services

- Lockbox
- eLockbox

Sales Channels

- Enterprise Sales Team
- Financial Institutions (FI) Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health

Electronic Payments

Services

- Online (Core)
- Customer Service Rep., Mobile, Interactive Voice Response (IVR)
- Internet Agent Service, Walk-in
- Statement of Work (SOW), Time & Materials

Sales Channels

- Enterprise Sales Team
- FI Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- Small and medium-sized businesses (SMB)

Merchant Services

Services

- Point of Sale
- Online

Sales Channels

- Merchant Sales Team
- Agent Referrals
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- SMB

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations

33 331Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE FirsTech, A Uniquely Positioned Payment Technology Company Through continued growth of the Busey/FirsTech relationship and new opportunities for collaboration, FirsTech is uniquely positioned to leverage our relationship to grow in both Enterprise and FI verticals. Verticals & Products

34 341Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Estimated accretion schedule of loan discounts based on anticipated contractual cash flows assuming forward curve In addition to CrossFirst Bankshares acquisition completed 3/1/25, these projections include remaining purchase accounting impact from prior M&A transactions, including acquisition of Merchants & Manufacturers Bank Corporation completed on 4/1/24 Purchase Accounting Projections ($ in thousands) Actuals Projected Accretion/Amortization Impact Item ($ in thousands) 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 Thereafter Loans Accretion 2,272 5,533 5,364 4,787 4,317 4,095 3,856 3,573 73,657 CD Accretion 659 921 135 -5 -8 -6 -7 -5 289 Borrowings Amortization -203 -378 -369 -370 -367 -358 -358 -359 -3,694 Net NII Impact 2,728 6,076 5,130 4,412 3,942 3,731 3,491 3,209 70,252 Core Deposit Intangible & Wealth Intangibles Amortization -3,083 -4,818 -4,738 -4,662 -4,489 -4,429 -4,349 -4,280 -74,025 Total Pre-Tax Income Impact -355 1,258 392 -250 -547 -698 -858 -1,071 -3,773

35 351Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring items and provide additional perspective on Busey’s performance over time. Included in the Appendix are reconciliations to what management believes to be the most directly comparable GAAP financial measures. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted with the tables below.

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 36

Non-GAAP Financial Information *(Unaudited)*

Pre-Provision Net Revenue and Related Measures

(dollars in thousands)		Three Months Ended March 31, 2025	December 31, 2024	March 31, 2024
Net interest income (GAAP)		$ 103,731	$ 81,578	$ 75,854
Total noninterest income (GAAP)		21,223	35,221	34,913
Net security (gains) losses (GAAP)		15,768	196	6,375
Total noninterest expense (GAAP)		(115,171)	(78,167)	(70,769)
Pre-provision net revenue (Non-GAAP)	[a]	25,551	38,828	46,373
Acquisition and restructuring expenses		26,026	3,585	408
Provision for unfunded commitments[1]		3,141	(455)	(678)
Realized (gain) loss on the sale of mortgage service rights		—	—	(7,465)
Adjusted pre-provision net revenue (Non-GAAP)	[b]	$ 54,718	$ 41,958	$ 38,638
Average total assets	[c]	14,831,298	12,085,993	12,024,208
Pre-provision net revenue to average total assets (Non-GAAP)[2]	[a÷c]	0.70 %	1.28 %	1.55 %
Adjusted pre-provision net revenue to average total assets (Non-GAAP)[2]	[b÷c]	1.50 %	1.38 %	1.29 %

1. For the three months ended March 31, 2025, the provision for unfunded commitments included Day 2 provision expense of $3,139 thousand recorded in connection with the CrossFirst merger.
2. Annualized measure.

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 37

Non-GAAP Financial Information *(Unaudited)*

Adjusted Net Income, Average Tangible Common Equity, and Related Ratios

(dollars in thousands, except per share amounts)		Three Months Ended March 31, 2025	December 31, 2024	March 31, 2024
Net income (loss) (GAAP)	[a]	$ (29,990)	$ 28,105	$ 26,225
Acquisition expenses		26,026	2,469	285
Restructuring expenses		—	1,116	123
Day 2 provision for credit losses[1]		42,433	—	—
Day 2 provision for unfunded commitments[2]		3,139	—	—
Net securities (gains) losses		15,768	196	6,375
Realized net (gains) losses on the sale of mortgage servicing rights		—	—	(7,465)
Related tax (benefit) expense[4]		(22,069)	(1,014)	170
One-time deferred tax valuation adjustment[3]		4,591	—	—
Adjusted net income (Non-GAAP)[5]	[b]	$ 39,898	$ 30,872	$ 25,713
Weighted average number of common shares outstanding, diluted (GAAP)	[c]	68,517,647	57,934,812	56,406,500
Diluted earnings (loss) per common share (GAAP)	[a÷c]	$ (0.44)	$ 0.49	$ 0.46
Weighted average number of common shares outstanding, diluted (Non-GAAP)[6]	[d]	69,502,717	57,934,812	56,406,500
Adjusted diluted earnings per common share (Non-GAAP)	[b÷d]	$ 0.57	$ 0.53	$ 0.46
Average total assets	[e]	$ 14,831,298	$ 12,085,993	$ 12,024,208
Return on average assets (Non-GAAP)[7]	[a÷e]	(0.82)%	0.93 %	0.88 %
Adjusted return on average assets (Non-GAAP)[7]	[b÷e]	1.09 %	1.02 %	0.86 %
Average common equity		$ 1,932,407	$ 1,396,939	$ 1,275,724
Average goodwill and other intangible assets, net		(411,020)	(367,400)	(353,014)
Average tangible common equity (Non-GAAP)	[f]	$ 1,521,387	$ 1,029,539	$ 922,710
Return on average tangible common equity (Non-GAAP)[7]	[a÷f]	(7.99)%	10.86 %	11.43 %
Adjusted return on average tangible common equity (Non-GAAP)[7]	[b÷f]	10.64 %	11.93 %	11.21 %

1. Day 2 allowance for credit losses was recorded in connection with the CrossFirst merger to establish an allowance on non-PCD loans, and is reflected within the provision for credit losses line on the Statement of Income.
2. The Day 2 provision for unfunded commitments was recorded in connection with the CrossFirst merger, and is reflected within the other noninterest income line, as a component of total noninterest income, on the Statement of Income.
3. Tax benefits were calculated using tax rates of 25.3%, 26.8%, and 24.9% for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively.
4. The deferred tax valuation adjustment was recorded in connection with the CrossFirst merger and relates to the expansion of Busey's footprint into new states. The deferred tax valuation adjustment is reflected within the income taxes line on the Statement of Income.
5. Beginning in 2025, Busey revised its calculation of adjusted net income for all periods presented to include, as applicable, adjustments for net securities gains and losses, realized net gains and losses on the sale of mortgage servicing rights, and one-time deferred tax valuation adjustments. In 2024, these adjusting items were previously presented as further adjustments to adjusted net income.
6. Dilution includes shares that would have been dilutive if there had been net income during the period.
7. Annualized measure.

38 381Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information (Unaudited) Tax-Equivalent Net Interest Income, Adjusted Net Interest Income, Net Interest Margin, and Adjusted Net Interest Margin Three Months Ended (dollars in thousands) March 31, 2025 December 31, 2024 March 31, 2024 Net interest income (GAAP) $ 103,731 $ 81,578 $ 75,854 Tax-equivalent adjustment1 537 446 449 Tax-equivalent net interest income (Non-GAAP) [a] 104,268 82,024 76,303 Purchase accounting accretion related to business combinations (2,728) (812) (204) Adjusted net interest income (Non-GAAP) [b] $ 101,540 $ 81,212 $ 76,099 Average interest-earning assets (Non-GAAP) [c] $ 13,363,594 $ 11,048,350 $ 11,005,903 Net interest margin (Non-GAAP)2 [a÷c] 3.16% 2.95% 2.79 % Adjusted net interest margin (Non-GAAP)2 [b÷c] 3.08% 2.92% 2.78% ___________________________________________ 1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans. 2. Annualized measure.

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 39

Non-GAAP Financial Information *(Unaudited)*

Adjusted Noninterest Income, Revenue Measures, Adjusted Noninterest Expense, Efficiency Ratios, and Adjusted Noninterest Expense to Average Assets

(dollars in thousands)		Three Months Ended March 31, 2025	December 31, 2024	March 31, 2024
Net interest income (GAAP)	[a]	$ 103,731	$ 81,578	$ 75,854
Tax-equivalent adjustment[1]		537	446	449
Tax-equivalent net interest income (Non-GAAP)	[b]	104,268	82,024	76,303
Total noninterest income (GAAP)		21,223	35,221	34,913
Net security (gains) losses		15,768	196	6,375
Noninterest income excluding net securities gains and losses (Non-GAAP)	[c]	36,991	35,417	41,288
Realized net (gains) losses on the sale of mortgage servicing rights		—	—	(7,465)
Adjusted noninterest income (Non-GAAP)	[d]	$ 36,991	$ 35,417	$ 33,823
Tax-equivalent revenue (Non-GAAP)	[e = b+c]	$ 141,259	$ 117,441	$ 117,591
Adjusted tax-equivalent revenue (Non-GAAP)	[f = b+d]	$ 141,259	$ 117,441	$ 110,126
Operating revenue (Non-GAAP)	[g = a+d]	$ 140,722	$ 116,995	$ 109,677
Adjusted noninterest income to operating revenue (Non-GAAP)	[d÷g]	26.29 %	30.27 %	30.84 %
Total noninterest expense (GAAP)		$ 115,171	$ 78,167	$ 70,769
Amortization of intangible assets		(3,083)	(2,471)	(2,409)
Noninterest expense excluding amortization of intangible assets (Non-GAAP)	[h]	112,088	75,696	68,360
Acquisition and restructuring expenses		(26,026)	(3,585)	(408)
Provision for unfunded commitments[2]		(3,141)	455	678
Adjusted noninterest expense (Non-GAAP)[3]	[i]	$ 82,921	$ 72,566	$ 68,630
Efficiency ratio (Non-GAAP)	[h÷e]	79.35 %	64.45 %	58.13 %
Adjusted efficiency ratio (Non-GAAP)[3]	[i÷f]	58.70 %	61.79 %	62.32 %
Average total assets	[j]	$ 14,831,298	$ 12,085,993	$ 12,024,208
Adjusted noninterest expense to average assets (Non-GAAP)[4]	[i÷j]	2.27 %	2.39 %	2.30 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. For the three months ended March 31, 2025, the provision for unfunded commitments included Day 2 provision expense of $3,139 thousand recorded in connection with the CrossFirst merger.
3. Beginning in 2025, Busey revised its calculation of adjusted noninterest expense and the adjusted efficiency ratio for all periods presented to include, as applicable, adjustments for the provision for unfunded commitments. In 2024, these adjustments were previously presented as adjustments for adjusted core expense and the adjusted core efficiency ratio.
4. Annualized measure.

1Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 40

Non-GAAP Financial Information *(Unaudited)*

Tangible Assets, Tangible Common Equity, and Related Measures and Ratio

(dollars in thousands, except per share amounts)		As of March 31, 2025	As of December 31, 2024	As of March 31, 2024
Total assets (GAAP)		$ 19,464,252	$ 12,046,722	$ 11,887,458
Goodwill and other intangible assets, net		(496,118)	(365,975)	(351,455)
Tangible assets (Non-GAAP)[1]	[a]	$ 18,968,134	$ 11,680,747	$ 11,536,003
Total stockholders' equity (GAAP)		$ 2,179,606	$ 1,383,269	$ 1,282,651
Preferred stock and additional paid in capital on preferred stock		(7,750)	—	—
Common equity	[b]	$ 2,171,856	$ 1,383,269	$ 1,282,651
Goodwill and other intangible assets, net		(496,118)	(365,975)	(351,455)
Tangible common equity (Non-GAAP)[1]	[c]	$ 1,675,738	$ 1,017,294	$ 931,196
Tangible common equity to tangible assets (Non-GAAP)[1]	[c÷a]	8.83 %	8.71 %	8.07 %
Ending number of common shares outstanding (GAAP)	[d]	90,008,178	56,895,981	55,300,008
Book value per common share (Non-GAAP)	[b÷d]	$ 24.13	$ 24.31	$ 23.19
Tangible book value per common share (Non-GAAP)	[c÷d]	$ 18.62	$ 17.88	$ 16.84

Core Deposits and Related Ratio

(dollars in thousands)		As of March 31, 2025	As of December 31, 2024	As of March 31, 2024
Total deposits (GAAP)	[a]	$ 16,459,470	$ 9,982,490	$ 9,960,191
Brokered deposits, excluding brokered time deposits of $250,000 or more		(722,309)	(13,090)	(6,001)
Time deposits of $250,000 or more		(967,262)	(334,503)	(326,795)
Core deposits (Non-GAAP)	[b]	$ 14,769,899	$ 9,634,897	$ 9,627,395
Core deposits to total deposits (Non-GAAP)	[b÷a]	89.73 %	96.52 %	96.66 %

1. Beginning in 2025, Busey revised its calculation of tangible assets and tangible common equity for all periods presented to exclude any tax adjustment.